                                                                     Exhibit 4.5


                                 [FACE OF NOTE]

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than the Depositary or a nominee thereof, except in the limited circumstances described in the Indenture. Every security authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Note will be a Global Security subject to the foregoing, except in such limited circumstances.](1)

REGISTERED               CUSIP No.:                        PRINCIPAL AMOUNT:
No. FXR-                                                   U.S.$

                                  THE GILLETTE
                                     COMPANY

                             GILLETTE CORENOTES(SM)


ORIGINAL ISSUE DATE:           INTEREST RATE:    %        STATED MATURITY DATE:

INTEREST PAYMENT                                           DISCOUNT NOTE:
DATE(S):

[ ] Fifteenth calendar day                                [ ] Yes
    of each month after the                                   Issue Price:    %
    Original Issue Date                                   [ ] No



------------------------
(1) This paragraph applies to global Notes only.

"CoreNotes(SM)" is a service mark of Merrill Lynch & Co., Inc.

[ ] Fifteenth calendar day
    of each third month after
    the Original Issue Date
[ ] Fifteenth calendar day
    of each sixth month after
    the Original Issue Date
[ ] Fifteenth calendar day
    of each twelfth month after
    the Original Issue Date


INITIAL REDEMPTION DATE:



OPTIONAL REPAYMENT:
[ ] General - Optional
    Repayment Dates:
[ ] Survivor's Option
    [ ]  Yes
    [ ]  No

ADDENDUM ATTACHED                      OTHER/ADDITIONAL PROVISIONS:
[ ] Yes
[ ] No

         THE GILLETTE COMPANY, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to[_____________________________](2) [Cede & Co.],(3) or registered assigns, the Principal Amount specified above, on the Stated Maturity Date specified above (or on any earlier Redemption Date or Repayment Date, each as defined on the reverse hereof, or on any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the "Maturity Date" with respect to the principal payable on such date) and to pay interest thereon (and on any overdue principal and/or interest to the extent legally enforceable) at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment.

         The Company will pay interest in arrears on each Interest Payment Date, specified above (each, an "Interest Payment Date") commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; PROVIDED, HOWEVER, that if the Original Issue Date occurs between a Record Date (as defined below) and the related Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder (the "Holder") of this Note on the Record Date related to such second Interest Payment Date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

         Interest on this Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes, as defined on the reverse hereof) is registered at the close of business on the first day (whether or not a Business Day) of the calendar month in which the related Interest Payment Date occurs (the "Record Date"); PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest payable that is not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder of this Note on the close of business on the related Record Date and, instead, shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the purpose of payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.



--------------------

(2)   This text applies to certificated Notes only.

(3)   This text applies to global Notes only.

         Payment of principal and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon [presentation and surrender of this Note and, in the event that the Maturity Date is also a Repayment Date, the delivery of a duly completed election form](4) [delivery of payment instructions by the Holder hereof](5) as contemplated on the reverse hereof at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, which is currently the corporate trust office of the Trustee located at, 153 West 51st Street, New York, New York 10019, Attention: Corporate Trust Administration, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Company may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made [in immediately available funds to the Holder of this Note on the Record Date](6) [at the aforementioned office or agency maintained by the Company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, HOWEVER, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if such Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.](7)

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no additional interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Provisions" apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such "Other/Additional Provisions."

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

--------------------

(4)  This text applies to certificated Notes only.

(5)  This text applies to global Notes only.

(6)  This text applies to global Notes only.

(7)  This text applies to certificated Notes only.

         IN WITNESS WHEREOF, The Gillette Company has caused this Note to be duly executed.

                                            THE GILLETTE COMPANY


                                            By________________________________
                                                 Name:
                                                 Title:


                                            ATTEST:


                                            By________________________________
                                                 Name:
                                                 Title:



Dated:                                      [Corporate Seal]



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of
the series designated therein referred
to in the within-mentioned Indenture.



BANK ONE, N.A.,
as Trustee


By____________________________
         Authorized Officer

                                [REVERSE OF NOTE]

                              THE GILLETTE COMPANY

                             GILLETTE CORENOTES(SM)


         This Note is one of a duly authorized series of Securities (the "Debt Securities") of the Company issued and to be issued, from time to time, under an Indenture, dated as of April 11, 2002, as amended, modified or supplemented from time to time, including as supplemented by the Second Supplemental Indenture, dated as of August 23, 2002 (the "Indenture"), between the Company and Bank One, N.A., as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the series of Debt Securities designated as "Gillette CoreNotes" (the "Notes") for purposes of the Second Supplemental Indenture to which reference is made above. All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

         This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof.

         This Note will not be subject to any sinking fund and, unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or repayable prior to the Stated Maturity Date.

         Redemption and Repayment

         This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be at least U.S.$1,000), at the Redemption Price (as defined below), together with unpaid interest accrued thereon to the date fixed for redemption (the "Redemption Date"), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. The "Redemption Price" shall equal 100% of the unpaid principal amount of this Note to be redeemed. In the event of redemption of this Note in part only, a new Note of like tenor in a principal amount equal to the unredeemed portion of principal hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

------------------

"CoreNotes(SM)" is a service mark of Merrill Lynch & Co., Inc.

         If "Optional Repayment - General" is specified on the face of this Note, this Note will be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s) specified on the face hereof, in whole or in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be at least U.S.$1,000), at a repayment price equal to 100% of the unpaid principal amount of this Note to be repaid, together with unpaid interest accrued thereon to the Repayment Date (as defined below). For this Note to be so repaid, the Trustee must receive at its corporate trust office not more than 60 nor less than 30 calendar days prior to the applicable Optional Repayment Date, [such Note and the form hereon entitled "Option to Elect Repayment" duly completed](8) [instructions to such effect forwarded by the Holder hereof](9). Exercise of such repayment option shall be irrevocable.

         Unless the face of this Note specifies that "Optional Repayment - Survivor's Option" shall not apply, the person (the "Authorized Representative") who has legal authority to act on behalf of the estate of the a deceased [Holder of this Note](10) [owner of a beneficial interest in this Note](11) shall have the option to elect repayment of this Note in whole or in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be at least U.S.$1,000), following the death of such [Holder](12) [beneficial owner](13) (a "Survivor's Option"). No Survivor's Option may be exercised unless [this Note](14) [such beneficial interest](15) was purchased at least six months prior to the Authorized Representative's exercise of the Survivor's Option.

         Pursuant to the valid exercise of the Survivor's Option, if applicable, the Company shall repay this Note (or portion thereof) at a price equal to 100% of the unpaid principal amount of this Note to be repaid, together with unpaid interest accrued thereon to the Repayment Date, subject to the limitations in the next succeeding sentence. The Company may, in its sole discretion, (i) limit the aggregate principal amount of Notes as to which all exercises of Survivor's Options with respect to all deceased Holders and owners of beneficial interests in all Notes will be accepted in any calendar year (the "Annual Put Limitation") to an amount equal to the greater of (x) 2% of the outstanding principal amount of all Notes outstanding as of the end of the most recent calendar year and (y) $2,000,000, and (ii) limit the aggregate principal amount of Notes as to which all exercises of Survivor's Options with respect to any individual deceased Holder or owner of a beneficial interest in a Note will be accepted in any calendar year to


------------------

(8)  This text applies to certificated Notes only.

(9)  This text applies to global Notes only.

(10) This text applies to certificated Notes only.

(11) This text applies to global Notes only.

(12) This text applies to certificated Notes only.

(13) This text applies to global Notes only.

(14) This text applies to certificated Notes only.

(15) This text applies to global Notes only.

$250,000 (the "Individual Put Limitation"), or, in the case of the foregoing clauses (i) and (ii), such greater principal amounts as the Company may determine for such calendar year.

         Each election to exercise the Survivor's Option shall be accepted in the order all such elections are received, unless the acceptance of which would cause the aggregate principal amount of Notes accepted for repayment to contravene the Annual Put Limitation or the Individual Put Limitation, if applied. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that has been tendered pursuant to valid exercises of Survivor's Options during such year has exceeded the Annual Put Limitation of the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened any such limitations, if applied, shall be deemed to be received on the first day of the following calendar year in the order all such elections were originally received unless any such election is withdrawn by the Authorized Representative prior to repayment. In the event that, as of the end of any calendar year, the aggregate principal amount of Notes (or portion thereof) that have been accepted for repayment pursuant to valid exercises of Survivor's Options during such calendar year shall have not exceeded the Annual Put Limitation for such calendar year, any election for repayment, if accepted, of a Note (or portion thereof) not accepted during such calendar year because such election for repayment would have exceeded the Individual Put Limitation shall be accepted in the order in which all such elections were originally received; provided, however, that any such subsequent acceptance of an election shall not cause the aggregate principal amount of all Notes (or portion thereof) accepted for repayment during such calendar year to exceed the Annual Put Limitation for such calendar year. Any Note (or portion thereof) accepted for repayment pursuant to a valid exercise of the Survivor's Option shall be repaid no later than the first January 15, April 15, July 15 or October 15 to occur at least 20 calendar days after the date of such acceptance. In the event that a valid election to exercise the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the Holder of this Note at its last known address as indicated in the Security Register stating the reason therefor. Following receipt of such notice from the Trustee, the Authorized Representative may withdraw such election to exercise the Survivor's Option. Other than as specified in this paragraph, a valid election to exercise the Survivor's Option may not be withdrawn.

         [In order for the Survivor's Option to be validly exercised with respect to this Note (or any portion hereof), the Trustee must receive from the Authorized Representative (i) a written request for repayment, substantially in the form of the attached "Form of Notice of Election to Exercise Survivor's Option", signed by the Authorized Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of this Note (or portion hereof to be repaid), (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the Holder of this Note at the time of death and that the deceased or the estate of the deceased has held this Note for at least six months prior to the date of exercise of the Survivor's Option, (B) the death of the Holder of this Note has occurred on the specified date and (C) the Authorized Representative has authority to act on behalf of the deceased Holder of this Note, (iv) if applicable, a properly executed assignment or endorsement, (v) if this Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Company and the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in this Note, (vi) tax waivers and such other instruments or documents that the Company or the Trustee reasonably requires in order to establish the validity of ownership of this Note and the Authorized Representative's entitlement to payment and (vii) any additional information the Company or the Trustee reasonably requires to document ownership or authority to make the election and to cause the repayment of this Note (or portion hereof).](16)

         [To obtain repayment pursuant to the exercise of the Survivor's Option with respect to a beneficial interest in this Note, the Authorized Representative must provide to the broker or other entity through which such beneficial interest is held by the deceased owner (i) a written request for repayment, substantially in the form of the attached "Form of Notice of Election to Exercise Survivor's Option", signed by the Authorized Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, (ii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the owner of a beneficial interest in this Note at the time of death and that the deceased or the estate of the deceased has held such beneficial interest for at least six months prior to the date of exercise of the Survivor's Option, (B) the death of such beneficial owner has occurred on the specified date and (C) the Authorized Representative has authority to act on behalf of the deceased beneficial owner, (iii) if the beneficial interest in this Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Company and the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in this Note, (iv) tax waivers and such other instruments or documents that the Company or the Trustee reasonably requires in order to establish the validity of ownership of the beneficial interest in this Note and the Authorized Representative's entitlement to payment, and (v) written instructions to such broker or other entity to notify the Depository of the Authorized Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (A) the documents received from the Authorized Representative referred to in clauses (i), (ii), (iii) and (iv) of the preceding sentence and (B) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to the exercise of the Survivor's Option to the such Authorized Representative.](17)

         Subject to the Company's right hereunder to limit the aggregate principal amount of this Note (or any portion hereof) as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Trustee, in its sole discretion. The Trustee's determination shall be final and binding.




------------------

(16) This text applies to certificated Notes only.

(17) This text applies to global Notes only.

         The death of a person owning a Note or beneficial interest therein in joint tenancy or tenancy by the entirety with another person or persons shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Note, and the entire principal amount of such Note or beneficial interest therein shall be eligible for repayment pursuant to the Survivor's Option. The death of a person owning a Note or beneficial interest therein by tenancy in common shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Note only to the extent of the interest of the deceased Holder or beneficial owner in such Note unless such Note or beneficial interest therein is held by husband and wife as tenants in common, in which case, the death of either spouse shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Note, and the entire principal amount of such Note or beneficial interest therein shall be eligible for repayment pursuant to the Survivor's Option.

         The death of a person who, during his or her lifetime, was entitled to substantially all of the interests of beneficial ownership of a Note shall be deemed to be the death of the Holder or beneficial owner, as the case may be, of such Note if such interests can be established to the satisfaction of the Trustee.

         In the event of repayment of this Note in part only, a new Note of like tenor in a principal amount equal to the unrepaid portion hereof of principal hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof. As used herein, the term "Repayment Date" shall mean the date fixed for repayment in accordance with the repayment provisions specified above.

         Discount Notes

         If this Note is specified on the face hereof to be a Discount Note, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity will be equal to the sum of (1) the product of the Issue Price specified on the face hereof multiplied by the Principal Amount specified on the face hereof (such product as increased by any accruals of the Discount, as defined below) and (2) any unpaid interest accrued thereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the product of the Issue Price specified on the face hereof multiplied by the Principal Amount and 100% of the Principal Amount specified on the face hereof is referred to herein as the "Discount".

         For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause the yield on the Note to be constant. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period) and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the "Initial Period") is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

         General

         If an Event of Default shall occur and be continuing, the principal of the Notes may, and in certain cases shall, be accelerated in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of each series of Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series, on behalf of all of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture with respect to such series. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder shall be conclusive and binding upon the Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein [and herein](18) set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder or by his or her attorney duly authorized in writing, and thereupon one or more new Notes having the same terms and provisions, in





------------------

(18) This text applies to global Notes only.

minimum denominations of $1,000 and integral multiples thereof and for the same aggregate principal amount, will be issued by the Company to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein [and herein](19) set forth, this Note is exchangeable for a like aggregate principal amount of Notes in minimum denominations of $1,000 and integral multiples thereof but otherwise having the same terms and provisions, as requested by the Holder hereof surrendering the same.

         [This Note is a Global Security. If the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for Global Securities or has ceased to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered to act as Depositary or an Event of Default under the Indenture has occurred and is continuing with respect to Global Securities, the Company will issue Notes in certificated form in exchange for each Global Security. In addition, the Company may at any time elect, in its sole discretion, not to have Notes represented by a Global Security and, in such event, will issue Notes in certificated form in exchange for such Global Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple of $1,000 and will be issued in registered form only, without coupons.](20)

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, including receiving payment of principal hereof and interest hereon, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.




------------------

(19) This text applies to global Notes only.

(20) This text applies to global Notes only.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM     - as tenants in common               UNIF GIFT MIN             _______ Custodian ______
                                                 ACT                       (Cust)            (Minor)
TEN ENT     - as tenants by the entireties
JT TEN      - as joint tenants with right of                               under Uniform Gifts to
              survivorship and not as tenants                              Minors Act
              in common                                                    _________________________
CUST        - custodian

     Additional abbreviations may also be used though not in the above list.

                       ----------------------------------

                                 ASSIGNMENT FORM

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto Please Insert Social Security or
Other Identifying Number of Assignee

____________________________________


____________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

the within Security of THE GILLETTE COMPANY and does hereby irrevocably constitute and appoint __________________________________________________

attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: ________________________     ___________________________________________

                                    ___________________________________________



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                           [OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount of this Note to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at _________________________________________________________

_____________________________________________________________________________

         (Please print or typewrite name and address of the undersigned)

         If "Optional Repayment - General" is specified on the face of this Note, for this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 153 West 51st Street, New York, New York 10019, Attention: Corporate Trust Administration, telephone number: 312-407-7374, not more than 60 nor less than 30 calendar days prior to the applicable Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of U.S.$1,000) (provided that any remaining principal amount of this Note shall be at least U.S.$1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S.$1,000 or in integral multiples thereof) of the Notes to be issued to the Holder for the portion of the principal of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the entire portion of principal of this Note not being repaid).

Principal
Amount
to be Repaid:  $______________

Dated: _______________________    _________________________________________

                                  Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.](21)

------------------

(21) This form applies to certificated Notes only.

            FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR'S OPTION

[  ]     By checking this box, the undersigned represents that: (1) he or she is the authorized representative of the deceased Holder or beneficial owner identified below; (2) (a) the deceased was the Holder of or the owner of a beneficial interest in the principal amount of Gillette CoreNotesSM (the "Notes") listed below at the date of his or her death and such Notes or such beneficial interest therein has been held by the deceased or his or her estate for at least six months prior to the date hereof, (b) the death of the Holder or beneficial owner listed below has occurred on the specified date and (c) the undersigned representative has authority to act on behalf of the deceased Holder or beneficial owner; and (3) subject to the aggregate limitation on the amount of Notes that may be tendered in any calendar year, he or she hereby irrevocably elects to tender the principal amount of Notes or beneficial interest therein set forth below for repayment by The Gillette Company for a price equal to 100% (or such lesser amount as may be accepted for repayment) of such principal amount plus accrued interest to the date of repayment.

The deceased beneficial owner held the principal amount of Notes to be tendered as (check one):

___ a sole beneficial owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

___ a tenant in common with another person or other persons (other than a spouse). If applicable please provide the amount of interest held by the deceased Holder or beneficial owner in such Note.
         U.S.$_______________

Full name of the deceased Holder or beneficial owner (PLEASE ATTACH DEATH CERTIFICATE):

___________________________________________

If applicable, full name of the nominee of the deceased Holder or beneficial owner (PLEASE ATTACH A CERTIFICATE ATTESTING TO THE DECEASED'S BENEFICIAL OWNERSHIP INTEREST IN THE NOTES):

___________________________________________

Principal amount of Notes or beneficial interest therein being tendered for repayment (AMOUNT MUST BE U.S.$1,000 OR INTEGRAL MULTIPLES OF $1,000):

$___________________

         THE GILLETTE COMPANY MAY, IN ITS SOLE DISCRETION, LIMIT THE AGGREGATE PRINCIPAL AMOUNT OF NOTES AS TO WHICH ALL EXERCISES OF SURVIVOR'S OPTIONS WITH RESPECT TO ANY INDIVIDUAL DECEASED HOLDER OR BENEFICIAL OWNER WILL BE ACCEPTED IN ANY CALENDAR YEAR TO U.S.$250,000 OR SUCH GREATER AMOUNT AS IT MAY DETERMINE. ADDITIONAL LIMITATIONS WITH RESPECT TO ALL EXERCISES OF SURVIVOR'S OPTIONS WITH RESPECT TO ALL DECEASED HOLDERS AND BENEFICIAL OWNERS IN ANY CALENDAR YEAR AND TERMS OF ACCEPTANCE ARE ALSO APPLICABLE AND ARE MORE FULLY DESCRIBED IN THE PROSPECTUS SUPPLEMENT DATED AUGUST 23, 2002. BANK ONE, N.A., AS TRUSTEE ON BEHALF OF THE GILLETTE COMPANY, HAS THE RIGHT TO REJECT TENDERS OF NOTES IF A PROPERLY EXECUTED ELECTION IS NOT SUBMITTED OR IF IT FAILS TO RECEIVE ANY TAX OR ADDITIONAL INFORMATION THAT IS REQUIRED TO DOCUMENT ADHERENCE TO ANY CONDITIONS PRECEDENT, OWNERSHIP OR AUTHORITY TO MAKE THE ELECTION.

-----------------

"CoreNotes(SM)" is a service mark of Merrill Lynch & Co., Inc.

      SUBJECT TO LIMITED SITUATIONS DESCRIBED IN THE PROSPECTUS SUPPLEMENT,
                THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND
                  NOTES SUBJECT TO THIS NOTICE OF ELECTION MAY
                NOT BE TRANSFERRED PRIOR TO THE DATE OF REPAYMENT

                                PLEASE SIGN HERE

(Must be signed by authorized representative(s) of the deceased Holder or beneficial owner. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title.)

                  Signature(s) of Authorized Representative(s):

________________________________________________________________________________

________________________________________________________________________________

Dated:  ___________________, 20___

Name(s):  ______________________________________________________________________
                                 (Please Print)

Capacity (full title):  ________________________________________________________

Address:  ______________________________________________________________________
                               (Include Zip Code)

Area Code(s) and Telephone Number(s):  _________________________________________

                            GUARANTEE OF SIGNATURE(S)

(Must be signed by authorized representative of: (1) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc., or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm:  _________________________________________________________________

Authorized Signature:  _________________________________________________________

Name:  _________________________________________________________________________
                                 (Please Print)

Title:  ________________________________________________________________________

Address:  ______________________________________________________________________
                               (Include Zip Code)

Area Code(s) and Telephone Number(s):  _________________________________________

Dated:  ___________________, 20___